Exhibit 99.1

Femasys Announces Financial Results for Quarter Ended June 30, 2024 and Provides Corporate Update

-- Company gained CE Mark approval for four of its women’s health products and completed buildout of commercial team for its infertility portfolio --

ATLANTA, August 8, 2024 -- Femasys Inc. (NASDAQ: FEMY), a leading biomedical company focused on addressing significant unmet needs of women worldwide with a broad portfolio of in-office, accessible and innovative therapeutic and diagnostic products, announces financial results for the quarter ended June 30, 2024 and provides a corporate update.

Corporate Highlights from 2Q 2024 to date

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Company received European Union Medical Device Regulation (EU MDR) certification and CE Mark for four of its women’s health products, providing regulatory approval to begin marketing in the European Union. Further, it serves as independent validation of Femasys’ commitment to the highest standards of quality and safety for its customers and their patients.

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Femasys completed the build-out of its initial commercial team in the U.S., which will be leading the Company’s marketing efforts. This milestone, together with the CE Mark approval for its product portfolio, enables Femasys to concurrently identify strategic distribution partners to begin commercialization of its products in the European Union.

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CEO and Founder Kathy Lee-Sepsick met with the White House’s Gender Policy Council to discuss the Company’s reproductive health products and the future of women’s health in the United States and the White House’s Office of Science and Technology Policy to discuss the Cancer Moonshot Initiative, as well as separately with Members of Congress to raise awareness of the Company and our women’s healthcare initiatives.

“The recruitment and subsequent onboarding of our commercial team, consisting of highly qualified professionals with specific expertise in women’s health is complete and our team has recently begun actively marketing our products in the U.S.. We believe that our novel fertility solution FemaSeed®, which demonstrated pregnancy rates more than double the historic intrauterine insemination (IUI) pregnancy rates for male factor infertility (i.e., low sperm count), is an improved alternative and a viable option prior to in vitro fertilization (IVF) that is considerably more financially and emotionally burdensome. As we await announcement of published data for the FemaSeed prospective multi-center pivotal trial, we are actively prioritizing our U.S. efforts and concurrently identifying strategic distribution partners in Europe,” said Femasys’ CEO Kathy Lee-Sepsick.

Financial Results for Quarter Ended June 30, 2024

•	Research and development expenses increased by $448,703 to $1,975,875 in Q2 of 2024 from $1,527,172 in Q2 of 2023.
•	Sales decreased by $99,030 to $221,484 in Q2 of 2024 from $320,514 in Q2 of 2023.
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Net loss was $4,684,574 or ($0.21) per basic and diluted share attributable to common stockholders, for the quarter ended June 30, 2024, compared to net loss of $2,893,508, or ($0.22) per basic and diluted share attributable to common stockholders, for the quarter ended June 30, 2023.

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Cash and cash equivalents as of June 30, 2024 was $13.5 million and the Company had an accumulated deficit of $116.7 million. The Company expects, based on its current operating plan, that its existing cash and cash equivalents will be sufficient to fund its ongoing operations into July 2025.

Financial Results for Six Months Ended June 30, 2024

•	Research and development expenses increased by $681,995 to $3,746,606 for the first six months of 2024 from $3,064,611 for the first six months of 2023.
•	Sales decreased by $121,874 to $492,624 for the first six months of 2024 from $614,498 for the first six months of 2023.
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Net loss was $8,284,084 or ($0.38) per basic and diluted share attributable to common stockholders, for the six month period ended June 30, 2024, compared to net loss of $5,839,765, or ($0.47) per basic and diluted share attributable to common stockholders, for the same period ended June 30, 2023.

For more information, please refer to the Company’s Form 10-Q filed August 8, 2024, which can be accessed on the SEC website.

PART I. FINANCIAL INFORMATION
ITEM I. Financial Statements

FEMASYS INC.
Condensed Balance Sheets
(unaudited)

Assets	June 30, 2024	December 31, 2023
Current assets:
Cash and cash equivalents	$13,525,898	21,716,077
Accounts receivable, net	92,535	98,906
Inventory, net	1,315,580	667,118
Prepaid and other current assets	997,623	695,879
Total current assets	15,931,636	23,177,980
Property and equipment, at cost:
Leasehold improvements	1,212,417	1,212,417
Office equipment	47,308	47,308
Furniture and fixtures	429,933	414,303
Machinery and equipment	2,599,994	2,559,356
Construction in progress	651,157	423,077
	4,940,809	4,656,461
Less accumulated depreciation	(3,678,450)	(3,545,422)
Net property and equipment	1,262,359	1,111,039
Long-term assets:
Lease right-of-use assets, net	2,081,054	2,380,225
Intangible assets, net of accumulated amortization	44,317	—
Other long-term assets	957,078	1,086,581
Total long-term assets	3,082,449	3,466,806

Total assets	$20,276,444	27,755,825

(continued)

FEMASYS INC.
Condensed Balance Sheets
(unaudited)

Liabilities and Stockholders’ Equity	June 30, 2024	December 31, 2023
Current liabilities:
Accounts payable	$951,510	1,137,823
Accrued expenses	886,352	1,444,296
Clinical holdback – current portion	92,397	65,300
Lease liabilities – current portion	533,734	406,636
Total current liabilities	2,463,993	3,054,055
Long-term liabilities:
Clinical holdback – long-term portion	32,706	54,935
Convertible notes payable, net (including related parties)	4,758,017	4,258,179
Lease liabilities – long-term portion	1,771,487	2,036,067
Total long-term liabilities	6,562,210	6,349,181
Total liabilities	9,026,203	9,403,236
Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par, 200,000,000 authorized, 22,350,022 shares issued and 22,232,799 outstanding as of June 30, 2024; and 21,774,604 shares issued and 21,657,381 outstanding as of December 31, 2023	22,350	21,775
Treasury stock, 117,223 common shares	(60,000)	(60,000)
Warrants	2,608,642	2,787,137
Additional paid-in-capital	125,344,962	123,985,306
Accumulated deficit	(116,665,713)	(108,381,629)
Total stockholders’ equity	11,250,241	18,352,589
Total liabilities and stockholders' equity	$20,276,444	27,755,825

The accompanying notes are an integral part of these condensed unaudited financial statements.

FEMASYS INC.
Condensed Statements of Comprehensive Loss
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Sales	$221,484	320,514	492,624	614,498
Cost of sales (excluding depreciation expense)	73,125	110,469	161,657	215,589

Operating expenses:
Research and development	1,975,875	1,527,172	3,746,606	3,064,611
Sales and marketing	975,190	128,899	1,275,677	373,795
General and administrative	1,611,817	1,356,637	3,114,621	2,671,774
Depreciation and amortization	67,628	133,299	138,856	266,365
Total operating expenses	4,630,510	3,146,007	8,275,760	6,376,545
Loss from operations	(4,482,151)	(2,935,962)	(7,944,793)	(5,977,636)
Other income (expense):
Interest income	184,138	42,652	408,822	139,741
Interest expense	(388,311)	(198)	(749,863)	(1,870)
Total other income (expense), net	(204,173)	42,454	(341,041)	137,871
Loss before income taxes	(4,686,324)	(2,893,508)	(8,285,834)	(5,839,765)
Income tax benefit	(1,750)	—	(1,750)	—

Net loss	$(4,684,574)	(2,893,508)	(8,284,084)	(5,839,765)

Net loss attributable to common stockholders, basic and diluted	$(4,684,574)	(2,893,508)	(8,284,084)	(5,839,765)
Net loss per share attributable to common stockholders, basic and diluted	$(0.21)	(0.22)	(0.38)	(0.47)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	22,215,516	13,107,590	21,995,436	12,493,334

The accompanying notes are an integral part of these condensed unaudited financial statements.

About Femasys

Femasys is a leading biomedical company focused on addressing significant unmet needs of women worldwide with a broad portfolio of in-office, accessible, and innovative therapeutic and diagnostic solutions, including a lead revolutionary product candidate and FDA-cleared products. FemaSeed® Intratubal Insemination, an innovative infertility treatment designed to deliver sperm directly where conception occurs, is FDA-cleared and has received regulatory approval in Canada and Europe. FemBloc® permanent birth control in late-stage clinical development is the first and only non-surgical, in-office, permanent birth control method intended to be a safer option for women at substantially less cost than the long-standing surgical alternative. The Company has developed diagnostic products that are complementary for which it has achieved regulatory approvals to market in the U.S., Canada, Europe and other ex-U.S. territories, and which are commercial-ready due to its in-house manufacturing capabilities. Its diagnostic products include FemVue® for fallopian tube assessment by ultrasound, which can be used in conjunction with FemCath®, an intrauterine catheter for selective fallopian tube evaluation, and FemCerv®, an endocervical tissue sampler for cervical cancer diagnosis. Learn more at www.femasys.com, or follow us on X, Facebook and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. Forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “pending,” “intend,” “believe,” “suggests,” “potential,” “hope,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on our current expectations and are subject to inherent uncertainties, risks and assumptions, many of which are beyond our control, difficult to predict and could cause actual results to differ materially from what we expect. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, among others: our ability to develop and advance our current product candidates and programs into, and successfully initiate, enroll and complete, clinical trials; the ability of our clinical trials to demonstrate safety and effectiveness of our product candidates and other positive results; estimates regarding the total addressable market for our products and product candidates; our ability to commercialize our products and product candidates, or the effect of delays in commercializing our products, including FemaSeed; our business model and strategic plans for our products, technologies and business, including our implementation thereof; and those other risks and uncertainties described in the section titled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2023, and other reports as filed with the SEC. Forward-looking statements contained in this press release are made as of this date, and Femasys undertakes no duty to update such information except as required under applicable law.

Contacts:

Investors:
Gene Mannheimer
IR@femasys.com

Media Contact:
Kati Waldenburg
Media@femasys.com